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                                                                       EXHIBIT F

                            ASSIGNMENT AND AGREEMENT

THIS ASSIGNMENT AND AGREEMENT is made as of the 21st day of November, 1997 by and between R & R RESOURCES, INC., a Nevada corporation (hereinafter called "the Company"), and PILARES OIL & GAS, INC., a Texas corporation (hereinafter called "Pilares").

                                   WITNESSETH:

WHEREAS Pilares is the owner of all of the issued and outstanding shares of stock, which is three hundred thousand (300,000) shares of stock (hereinafter called "the Paint Rock Shares"), of PAINT ROCK ENERGY, INC., a Texas corporation (hereinafter called "Paint Rock").

WHEREAS Pilares wishes to sell to the Company, and the Company wishes to purchase from Pilares the Paint Rock Shares, in consideration of and in exchange for the issuance and delivery by the Company to Pilares of three million one hundred eighty-five thousand two hundred thirty (3,185,230) shares of the Company's common stock having a par value of $0.001 per share (hereinafter called "the Subject Company Shares") on the terms and conditions hereinafter set forth; and

WHEREAS it is the intention of the parties that the exchange of stock herein provided for be treated as a Type "B" reorganization in compliance with the requirements of Section 368 of the Internal Revenue Code of 1954, as amended ;

WHEREAS the transactions involving the offer and sale by the Company to Pilares of the Subject Company Shares are intended to be in accordance with (1) the exemption of exemptions from registration under the Securities and Exchange Act of 1933, as amended (hereinafter called "the Act"), under Section 3(b) and/or 4(2) of the Act and/or Regulation D (hereinafter called "Regulation D") promulgated thereunder by the United States Securities and Exchange Commission (hereinafter called "the Commission") and/or Section 4(6) of the Act; and (2) the exemption from registration provided by Section 90.530(11) of Nevada Revised Statutes; and

WHEREAS the transactions involving the offer and sale by Pilares to the Company of the Pilares Shares are intended to be in accordance with (1) the exemption from registration under Section 4(1) of the Act and (2) the exemption from registration provided by Section 90.530(1) of Nevada Revised Statutes;

NOW THEREFORE, the parties hereto, in consideration of the promises and covenants hereinafter contained, hereby agree as follows:

1. Plan of Reorganization. It is the intention of the parties hereto that all of the issued and outstanding capital stock of Paint Rock, which is the Paint Rock Shares, be acquired by the Company in exchange solely for the Company's voting stock.

2. Exchange of Shares. The Paint Rock Shares shall be and are hereby transferred to the Company

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Pilares. The Company hereby acknowledges receipt of the Paint Rock Shares, and
Pilares hereby acknowledges receipt of the Subject Company Shares.

3. Representations of Pilares. Pilares represents and warrants to the Company as follows:

        a. Pilares and Paint Rock were duly organized and are and shall be validly existing under and pursuant to the laws of the State of Texas with full power to conduct the business in which it is engaged.

        b. This Assignment and Agreement has been duly authorized, executed and delivered on behalf of Pilares, enforceable in accordance with its terms, and Pilares has full power and lawful authority to sell the Paint Rock Shares on the terms and conditions herein set forth.

        c. The consummation of the transactions contemplated by this Assignment and Agreement in compliance with the provisions hereof will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lein, charge, or encumbrance on, any property or assets of Pilares pursuant to any indenture, mortgage, deed of trust, agreement, articles of incorporation, bylaws, contract, or other instrument to which Pilares is a party or by which Pilares may be bound.

        d. Pilares is the sole owner of the Paint Rock Shares appearing of record in its name. The Paint Rock Shares are free from claims, leins, or other encumbrances, and Pilares has the unqualified right to transfer the Paint Rock Shares. The Paint Rock Shares constitute validly issued shares of stock of Paint Rock, and are fully paid and nonassessable.

        e. The audited financial statements of Paint Rock as of August 31, 1997, were heretofore delivered to the Company, are true and complete statements of the financial condition of Paint Rock as of that date; there are no substantial liabilities, either fixed or contingent, that are not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are leins or other liabilities which, if disclosed would alter the financial condition of Paint Rock as reflected in such financial statements.

        f. Since August 31, 1997, there have not been and are not now any material changes to the financial position of Paint Rock except changes arising in the ordinary course of business.

        g. The following additional documents, delivered to the Company by Pilares, are true, accurate and complete to the best of Pilares's knowledge, information and belief: (1) the production run statement with accompanying letter from Pilares dated October 25, 1997; (2) the reports of Nova Petroleum Resources Co; Certified Petroleum Geologists and Registered Professional Engineers, dated August 13, 1997; and (3) the valuations contained the further letter of Nova Petroleum Resource Corp. dated August 13, 1997, along with the accompanying Certified Statement of Reserve Values and the Summary of Wardlaw Project, Concho County, Texas.

        h. Paint Rock is in good standing as a Texas corporation.

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        i. The Subject Company Shares have not been registered under the Act in reliance upon an exemption or exemptions from registration as hereinabove stated. Pilares is purchasing the Subject Company Shares without being furnished any offering literature or prospectus. However, during the course of the transaction which is the subject of this Agreement and prior to the sale of the Subject Company Shares Pilares had access to the information provided for under paragraph (b)(2) of Rule 502 of Regulation D.

        j. The Subject Company Shares are being acquired solely for Pilares's own account, for investment, and are not being purchased with a view to or for resale, distribution, subdivision, or fractionalization thereof, and Pilares has no present plans to enter into any such contract, undertaking, agreement, or arrangement or otherwise to act as an "underwriter" as defined in Section 2(11) of the Act.

        k. Pilares acknowledges and is aware of the following:

                (1) The Company is a Nevada corporation which was incorporated on June 10, 1997.

                (2) The Subject Company Shares constitute a speculative investment which involves a degree of risk to Pilares.

                (3) Pilares has had access to the information and opportunities set forth in subparagraph (b) of Rule 502 of Regulation D.

                (4) There are restrictions on the transferability of the Subject Company Shares. The Subject Company Shares will not be, and any holders of the Subject Company Shares have no rights to require that the Subject Company Shares be, registered under the Act. Pilares will not be able to avail itself of the provisions of Rule 144 promulgated by the Commission under the Act with respect to the resale of the Subject Company Shares for at least one (1) year from the date of the issuance of the Subject Company Shares. Accordingly, it may not be possible for Pilares to liquidate his investment in the Subject Company Shares at the time that it may wish to do so.

4. Representations of the Company. The Company represents and warrants to Pilares as follows:

        a. The Company, which was incorporated on June 10, 1997, was duly organized and is and shall be validly existing under and pursuant to the laws of the State of Nevada with full power to conduct the business in which it intends to engage.

        b. This Assignment and Agreement has been duly authorized, executed and delivered on behalf of the Company, enforceable in accordance with its terms, and the Company has full power and lawful authority to sell and issue the Subject Company Shares on the terms and conditions herein set forth.


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        c. The consummation of the transactions contemplated by this Assignment and Agreement in compliance with the provisions hereof will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, agreement, articles of incorporation, bylaws, contract, or other instrument to which the Company is a party or by which the Company may be bound.

        d. There is no litigation presently pending or threatened against the Company.

        e. The total number of shares of stock which the Company is authorized to issue is fifty million (50,000,000) shares of common stock having a par value of $0.001 per share.

        f. The total number of the issued and outstanding shares of the common stock of the Company prior to the issuance of the Subject Company Shares is three million nine hundred ten thousand (3,910,000) shares. Therefore, the Subject Company Shares, being 3,185,230 shares, when issued and delivered to Pilares, will represent not less than forty-four percent (44%) of the issued and outstanding shares of the common stock of the Company.

        g. The Subject Company Shares all have voting rights and are fully paid and nonassessable.

        h. The Company is not supplying Pilares with any offering memorandum or other disclosure documentation under subparagraph (b)(2) of Rule 502 of Regulation D other than as set forth herein. However, Seller offeree has had access to the requisite information and opportunities specified in subparagraph
(b)(2) of Rule 502 of Regulation D.

        i. No commission or other similar compensation has been or will be paid or given, directly or indirectly, to a person, other than a broker-dealer licensed or not required to be licensed in the State of Nevada, for soliciting a prospective purchaser or securities of the Company in the State of Nevada.

5. Indemnification. The parties hereto agree to and shall indemnify each other and their successors, assigns, heirs, and personal representatives against any and all damages resulting from any breach of any representation, warranty, or agreement set forth in this Assignment and Agreement or the untruth or inaccuracy thereof. The parties hereto further agree to and shall indemnify each other and their successors, assigns, heirs, and personal representatives against any and all debts, liabilities, choices in action, or claims of any nature, absolute or contingent, resulting from such breach, untruth or inaccuracy. This indemnity shall survive the closing of the transactions contemplated hereunder but shall be limited to liabilities of which one party hereto shall receive notice in writing from the other party or their or its successors and assigns within five (5) years from the date hereof. Such party or their or its successors and assigns shall notify the other party or parties of any such liabilities, breach of warranty, untruth, or inaccuracy of representation or any claim thereof with reasonable promptness, and such party or parties or their or its successors and assigns shall have, at their election, the right to compromise or defend any such matter involving asserted liability through counsel of their own choosing and at their expense. Such notice and opportunity to compromise or


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defend, if applicable, shall be a condition precedent to any liability of such party under this indemnity. In the event that a party hereto undertakes to compromise or defend any such liability, then such party shall notify the other party or their or its successors and assigns shall cooperate with the other party or parties and their or its counsel in the compromising or defending against any such liabilities.

6. Survival of Representations. The representations, warranties, and agreements of the parties hereto contained in this Assignment and Agreement shall not be discharged or dissolved upon but shall survive the closing hereunder and shall be unaffected by any investigation made by any party at any time.

7. Notices. Any notices to be given hereunder by one party hereto to the other party hereto shall be deemed to have been made if personally delivered or sent by certified mail, return receipt requested, Federal Express, United Parcel Service, Airborne Express, Express Mail or other overnight mail service, or facsimile transmission and addressed as follows:

     If to the Company:            R & R RESOURCES, INC.
                                   9072 Quarrystone Way
                                   Las Vegas, Nevada 89123

     With copy its counsel         Patrick C. Clary, Chartered
                                   520 South Fourth Street, Suite 360
                                   Las Vegas, Nevada 89101

     If to Pilares:                Pilares Oil & Gas, Inc.
                                   3241 South First Street
                                   Abilene, Texas 79605

The foregoing addresses may be changed in the same manner as provided hereinabove for the giving of notices.

8. Attorneys' Fees. If any litigation is commenced between the parties hereto or their representatives concerning any provisions of this Assignment and Agreement or the rights and duties of any person or entity in relation to it, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for her or its attorneys' fees in such litigation.

9. Counterparts. This Assignment and Agreement may be executed in counterparts and as executed shall constitute one Assignment and Agreement, binding on both of the parties to it, notwithstanding that both parties are not signatory to the original or to the same counterpart.

10. Binding Effect. Except as otherwise provided to the contrary, this Assignment and Agreement shall be binding upon and inure to the benefit of the parties signatory to this Assignment and Agreement and their personal representatives, heirs, successors and assigns.


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11. Headings. The headings of the paragraphs of this Assignment and Agreement in no way define, limit, extend or interpret the scope of this Assignment and Agreement or of any particular paragraph or section.

12. Additional Documents. Each of the parties hereto agrees to execute with acknowledgment or affidavit, if required, any and all additional documents which may be necessary or expedient in the consummation of this Assignment and Agreement and the achievement of its purposes.

13. Validity. If any provision of this Assignment and Agreement is held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Assignment and Agreement.

14. Interpretation. When the context in which words are used in this Assignment and Agreement indicates that such is the intent, words in the singular number shall include the plural and in the masculine gender shall include the feminine and neuter, and vice versa.

15. Applicable Law. It is the intention of the parties that the laws of the State of Nevada govern the validity of this Assignment and Agreement, the construction of its terms and conditions, and the interpretation of the rights and duties of the parties.

16. Integrated Agreement. This Assignment and Agreement constitutes the entire understanding and agreement among the parties with respect to the subject matter of it, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth or provided in this Assignment and Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment and Agreement the day and year first hereinabove written.

                                        R & R RESOURCES, INC.

                                        By /s/ [SIG]
                                          -------------------------------
                                              President

ATTEST:

/s/ [SIG]
--------------------------
       Secretary

                                        PILARES OIL & GAS, INC.

                                        By /s/ [SIG]
                                          -------------------------------

ATTEST:

/s/ [SIG]
--------------------------
       Secretary


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